Exhibit (a)(14)

                            KEMPER VALUE FUND, INC.

                              ARTICLES OF AMENDMENT
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         Kemper  Value  Fund,  Inc.,  a Maryland  corporation  registered  as an open-end investment company under the Investment Company Act of 1940 having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Article SECOND of the Corporation's charter (the "Charter") is hereby amended as follows:

         Article SECOND: The name of the Corporation is Kemper Value Series,
Inc.

         SECOND: The Board of Directors of the Corporation has duly adopted a resolution on March 18, 1998, approving the foregoing amendment to the Charter.

         THIRD: Article FIRST of these Articles of Amendment are limited to changes expressly permitted by section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by stockholders, and the Corporation is an open-end company under the Investment Company Act of 1940.

         The undersigned Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, KEMPER VALUE FUND, INC. has caused these Articles of Amendment to be executed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on March 30, 1998.


[SEAL]                                     KEMPER VALUE FUND, INC.


Attest: /s/Elizabeth C. Werth              By: /s/Philip J. Collora
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        Elizabeth C. Werth                     Philip J. Collora
        Assistant Secretary                    Vice President and Treasurer